EXHIBIT 32.1
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 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Annual Report of Landauer, Inc. (the
"Company") on Form 10-K for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brent A. Latta, President and Chief Executive Officer of the Company, certify that:

      i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                    /s/ Brent A. Latta
                                    ------------------------------
                                    President &
                                    Chief Executive Officer


December 10, 2004



      Signed originals of these written statements required by Section 906 have been provided to Landauer, Inc. and will be retained by Landauer, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.